Exhibit 99.2

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“MOU”) is entered into as of November 7, 2010, by and among the parties to the action styled Colleen Witmer, Individually and on Behalf of All Others Similarly Situated v. Dynegy Inc., et al.; in the District Court of Harris County, Texas, 234th Judicial District (the “Texas Action”), and to the action styled In re Dynegy Inc. Shareholders Litigation in the Delaware Court of Chancery (the “Delaware Action”).

WHEREAS, the parties to the Texas Action and the Delaware Action (collectively, the “Actions”) have reached an agreement in principle providing for the settlement of the Actions and the dismissal of the Actions with prejudice on the terms and subject to the conditions set forth below;

WHEREAS, the Actions are styled as class actions on behalf of certain shareholders of Dynegy Inc. (“Dynegy”) challenging a proposed merger (the “Proposed Transaction”) between Dynegy and an affiliate of The Blackstone Group L.P. (“Blackstone”), whereby, among other things, Blackstone will acquire Dynegy;

WHEREAS, on August 13, 2010, Dynegy issued a press release announcing the Proposed Transaction;

WHEREAS, between August 13, 2010 and August 24, 2010, nineteen putative shareholder class actions were filed in the District Courts of Harris County, Texas (“Initial Texas Actions”), against Dynegy, its directors, Blackstone and, in some cases, Holli Nichols, NRG Energy, Inc. (“NRG”), Denali Merger Sub Inc., Denali Parent Inc., and/or Blackstone Capital Partners V L.P. (collectively, the “Original Texas Defendants”), alleging, among other things, that the Original Texas Defendants breached their fiduciary duties in connection with the Proposed Transaction and/or aided and abetted such breaches, and seeking, among other things, to enjoin the Proposed Transaction;

WHEREAS, the Initial Texas Actions were styled:

1.	Cause No. 2010-50609; Colleen Witmer, Individually, and On Behalf of All Others Similarly Situated v. Dynegy Inc., et al.; In the 234th Judicial District Court of Harris County, Texas;

2.	Cause No. 2010-50590; Jack Bauer, Jr., Individually and on Behalf of All Others Similarly Situated v. Dynegy Inc., et al.; In the 152nd Judicial District Court of Harris County, Texas;

3.	Cause No. 2010-50782; Frederic Elliot, Individually and on behalf of all others similarly situated v. Bruce A. Williamson, et al.; In the 165th Judicial District Court of Harris County, Texas;

4.	Cause No. 2010-50776; Evan Lucas, Individually and on Behalf of All Others Similarly Situated v. Dynegy Inc., et al.; In the 133rd Judicial District Court of Harris County, Texas;

5.	Cause No. 2010-50666; Stanley L. Moskal and Barbara A. Moskal, Individually and on Behalf of All Others Similarly Situated v. Dynegy Inc., et al.; In the 129th Judicial District Court of Harris County, Texas;

6.	Cause No. 2010-50846; Edward Ross, On Behalf of Himself and All Others Similarly Situated v. Dynegy Inc., et al.; In the 281st Judicial District Court of Harris County, Texas;

7.	Cause No. 2010-50863; Edward Tansey, On Behalf of Himself and All Others Similarly Situated v. Dynegy Inc., et al.; In the 157th Judicial District Court of Harris County, Texas;

8.	Cause No. 2010-51004; Rajesh Ralli, Individually and On Behalf of All Others Similarly Situated v. Dynegy Inc., et al.; In the 334th Judicial District Court of Harris County, Texas;

9.	Cause No. 2010-51099; Yung L. Gibson, Individually and on Behalf of All Others Similarly Situated v. Dynegy Inc., et al.; In the 133rd Judicial District Court of Harris County, Texas;

10.	Cause No. 2010-51101; Glen Snider, Individually and on Behalf of All Others Similarly Situated v. Dynegy Inc., et al.; In the 127th Judicial District Court of Harris County, Texas;

11.	Cause No. 2010-51100; William B. Federman Living Trust No. 1, Individually and on Behalf of All Others Similarly Situated v. Dynegy Inc., et al.; In the 157th Judicial District Court of Harris County, Texas;

12.	Cause No. 2010-51408; Daniel Thompson and Deanna Thompson, on behalf of themselves and all others similarly situated v. Bruce A. Williamson, et al.; In the 164th Judicial District Court of Harris County, Texas;

13.	Cause No. 2010-51143; Randy Laughlin, Individually and on behalf of all others similarly situated v. Dynegy Inc., et al.; In the 234th Judicial District Court of Harris County, Texas;

14.	Cause No. 2010-51721; Stephen Cheseldine, Individually and on behalf of all others similarly situation v. Dynegy Inc., et al.; In the 127th Judicial District Court of Harris County, Texas;

15.	Cause No. 2010-51737; Irving S. Braun and Judith Braun, Joint Tenants with Right of Survivorship; Irving S. Braun, IRA; Judith Braun, IRA; and Judith Braun, Roth IRA, Individually and on behalf of All Other Similarly Situated v. Dynegy Inc., et al.; In the 165th Judicial District Court of Harris County, Texas;

16.	Cause No. 2010-52085; Don Vander Bos and John W. Oldner, Individually and on behalf of all others similarly situation v. Dynegy Inc., et al.; In the 164th Judicial District Court of Harris County, Texas;

17.	Cause No. 2010-52136; Richard Bores, on behalf of himself and all others similarly situation v. David W. Biegler, et al.; In the 333rd Judicial District Court of Harris County, Texas; and

18.	Cause No. 2010-53093; Kevin Hendricks, Individually and on Behalf of All Other Similarly Situated Shareholders of Dynegy Inc. v. Dynegy Inc., et al.; In the 234th Judicial District Court of Harris County, Texas;

19.	Cause No. 2010-50680; Robert Lang, on behalf of himself and all other similarly situated shareholders of Dynegy Inc. v. Bruce A. Williamson, et al.; In the 11th Judicial District Court of Harris County, Texas, which was voluntarily dismissed without prejudice on August 30, 2010;

WHEREAS, between August 17, 2010 and August 23, 2010, six nearly identical putative shareholder class actions (the “Initial Delaware Actions”) were also filed in the Delaware Court of Chancery, against Dynegy, its directors and Blackstone and, in some cases, Denali Merger Sub Inc., Denali Parent Inc., and/or Blackstone Capital Partners V L.P. (collectively, the “Original Delaware Defendants”), alleging, among other things, that the Original Delaware Defendants breached their fiduciary duties in connection with the Proposed Transaction and/or aided and abetted such breaches, and seeking, among other things, to enjoin the Proposed Transaction;

WHEREAS, the Initial Delaware Actions were styled:

1.	Civil Action No. 5739-VCL; Ariel Holdings LLC, On Behalf of Itself and All Others Similarly Situated v. Bruce A. Williamson, et al.; In the Court of Chancery of the State of Delaware;

2.	Civil Action No. 5740-VCL; Libby Kaiman, on behalf of herself and all others similarly situated v. The Blackstone Group L.P., et al.; In the Court of Chancery of the State of Delaware;

3.	Civil Action No. 5742-VCL; Robert Lang, on Behalf of Himself and All Others Similarly Situated v. Bruce A. Williamson, et al.; In the Court of Chancery of the State of Delaware;

4.	Civil Action No. 5749-VCL; Noam Mayraz, individually and on behalf of all others similarly situated v. Bruce A. Williamson, et al.; In the Court of Chancery of the State of Delaware, which was voluntarily dismissed without prejudice on August 23, 2010;

5.	Civil Action No. 5751-VCL; Joshua Teitelbaum, on Behalf of Himself and All Others Similarly Situated v. Dynegy Inc., et al.; In the Court of Chancery in the State of Delaware; and

6.	Civil Action No. 5754-VCL; William H. Opp, individually and on behalf of all others similarly situated v. Bruce A Williamson, et al.; In the Court of Chancery of the State of Delaware;

WHEREAS, between August 31, 2010 and October 7, 2010, three putative class actions were filed in the United States District Court for the Southern District of Texas, Houston Division (the “Federal Actions”), against Dynegy, its directors, Blackstone, Denali Parent Inc. and Denali Merger Sub Inc. and in one case, NRG (collectively, the “Federal Action Defendants”), containing substantially similar allegations and alleging, among other things, that the Federal Action Defendants breached their fiduciary duties in connection with the Proposed Transaction and/or aided and abetted in such breaches, and further alleging violations of Sections 14A and 20A of the Securities Exchange Act of 1934 (the “Exchange Act”);

WHEREAS, on September 16, 2010, a shareholder derivative action containing substantially similar allegations was filed in the 152nd Judicial District Court, Harris County Texas, and later transferred to the 234th Judicial District Court, Harris County, Texas;

WHEREAS, between August 17, 2010 and September 1, 2010, various parties and counsel in the Initial Texas Actions filed motions to consolidate the Initial Texas Actions and applications for lead counsel;

WHEREAS, on August 23, 2010, Labaton Sucharow LLP and Gardy & Notis, LLP filed a motion to consolidate the Initial Delaware Actions and an application for lead counsel;

WHEREAS, on August 24, 2010, the Delaware Court of Chancery ordered that the Initial Delaware Actions be consolidated into the Delaware Action and appointed Labaton Sucharow LLP and Gardy & Notis, LLP, counsel for Plaintiff Ariel Holdings, LLC (and together with Plaintiff Kevin Hendricks, “Plaintiffs”), as lead counsel for the Delaware Actions, with authority to speak for all plaintiffs in the Delaware Action in matters regarding pre-trial procedure, trial, and settlement negotiations;

WHEREAS, on September 3, 2010, Dynegy filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in connection with the Proposed Transaction (the “Preliminary Proxy Statement”);

WHEREAS, on September 9, 2010, the 234th Judicial District Court of Harris County ordered that the Initial Texas Actions be consolidated into the Texas Action and appointed Susman Godfrey, L.L.P., counsel for Plaintiff Kevin Hendricks (“Plaintiff”), as lead counsel for the Texas Actions, with authority to speak for all plaintiffs in the Texas Action in matters regarding pre-trial procedure, trial and settlement negotiations;

WHEREAS, on September 17, 2010, Plaintiff in the Texas Action sought third-party document discovery from Dynegy’s financial advisors, Greenhill & Co., LLC (“Greenhill”) and Goldman, Sachs & Co. (“Goldman Sachs”);

WHEREAS, on September 21, 2010, Plaintiff in the Texas Action filed his First Amended Consolidated Class Action Petition and Request for a Temporary Injunction (“Petition”), which included similar allegations to and requested substantially the same relief as his initial petition, and also included various claims that the Preliminary Proxy Statement was false and misleading and failed to provide Dynegy shareholders with material information needed for shareholders to cast an informed vote on the Proposed Transaction;

WHEREAS, on September 21, 2010, Plaintiff in the Texas Action served Plaintiff’s First Request for the Production of Documents to All Defendants in the Texas Action;

WHEREAS, on September 24, 2010, the 234th Judicial District Court in the Texas Action signed an Agreed Docket Control Order on Temporary Injunction pertaining to the scheduling of the Texas Action;

WHEREAS, beginning on September 24, 2010, Defendants produced to Plaintiff in the Texas Action the core documents concerning the litigation, including relevant board minutes and board decks;

WHEREAS, on October 4, 2010, Dynegy filed its Definitive Proxy Statement (“Definitive Proxy Statement”) with the SEC;

WHEREAS, on October 6, 2010, the parties to the Texas Action entered into and filed with the Court and the Court ordered an Agreed Confidentiality Agreement and Protective Order (the “Protective Order”) governing the production and exchange of confidential information;

WHEREAS, on October 8, 2010, Greenhill and Goldman Sachs served their objections and responses to Plaintiff’s discovery requests, and began rolling production of documents thereafter;

WHEREAS, Plaintiff has already engaged in additional documentary discovery, including the review and analysis of over 600,000 pages of documents produced by Defendants, Greenhill, and Goldman Sachs to Plaintiff in connection with the Texas Action, third party discovery, and the depositions of:

1.	David I. Foley, Senior Managing Director of Blackstone, taken October 14, 2010;

2.	Victor Grijalva, Dynegy Director, taken October 20, 2010;

3.	Patricia A. Hammick, Dynegy Lead Director, taken October 21, 2010;

4.	Chad S. Plotkin, Director of Strategy and M&A for NRG, taken October 21, 2010;

5.	Bruce A. Williamson, Dynegy CEO, taken October 22, 2010;

6.	Holli C. Nichols, Dynegy CFO, taken October 25, 2010;

7.	Scott Bok, Co-CEO for Greenhill & Co, taken October 27, 2010;

8.	Michael J. Carr, Managing Director, Goldman Sachs, taken October 27, 2010; and

9.	Dynegy’s expert Daniel R. Fischel, President and Chairman of Compass Lexecon, taken November 6, 2010.

WHEREAS, on October 23, 2010, Defendants took the deposition of Kevin Hendricks;

WHEREAS, on October 29, 2010, Defendants took the deposition of Plaintiff’s expert;

WHEREAS, counsel for Defendants (“Defendants’ Counsel”) and class counsel for Plaintiffs in the Texas Action and the Delaware Action (“Plaintiffs’ Counsel”) engaged in arms’ length discussions and negotiations regarding a potential resolution of the claims asserted in the Actions;

WHEREAS, in connection with such discussions and negotiations, Plaintiffs’ Counsel made various demands to Defendants’ Counsel for Dynegy to provide various supplemental disclosures that Plaintiffs’ Counsel believe should be included in supplements to the Definitive Proxy Statement and provided to Dynegy shareholders sufficiently in advance of the shareholder vote;

WHEREAS, Defendants have denied, and continue to deny all allegations of wrongdoing, fault, liability or damage to any of the respective plaintiffs in any of the Actions or the Class (defined below), deny that they engaged in any wrongdoing, deny that they committed any violation of law, deny that the Preliminary Proxy Statement or Definitive Proxy Statement are in any way deficient, deny that they acted improperly in any way, believe that they acted properly at all times, believe the Actions have no merit, and maintain that they have committed no disclosure violations or any other breach of duty whatsoever in connection with the Proposed Transaction or any public disclosures, but wish to settle for the reasons set forth herein;

WHEREAS, Plaintiffs in the Actions brought their claims in good faith and continue to believe that their claims have legal merit, but believe that the Supplemental Disclosures (defined below) satisfy their concerns with respect to the Proposed Transaction;

WHEREAS, the entry by Plaintiffs in the Actions into this Memorandum of Understanding (the “MOU”) is not an admission as to the lack of any merit of any claims asserted in the Actions;

WHEREAS, the parties hereto (the “Parties”) recognize the time and expense that would be incurred by further litigation and the uncertainties inherent in such litigation;

WHEREAS, the Parties have reached an agreement in principle set forth in this MOU providing for settlement of the Actions on the terms and conditions set forth below, which would include, but not be limited to, a release of all claims which were or could have been asserted in the Actions; and

WHEREAS, Plaintiffs’ Counsel have concluded that the terms contained in this MOU are fair and adequate to Dynegy, its shareholders, and the members of the Class (as defined below), and the Parties believe that it is reasonable to pursue the settlement of the Actions before the Court based upon the procedures and terms outlined herein and the benefits and protections offered hereby, and the Parties wish to document their agreement in this MOU.

NOW THEREFORE, the Parties have reached the following agreement in principle which, when reduced to a settlement agreement (the “Settlement Agreement”), is intended to be a full and final resolution of the Released Claims (defined below) (the “Settlement”). The parties agree to use their best efforts to agree upon and execute the Settlement Agreement no later than 14 days after the date of the signing of this MOU. The Settlement through the Settlement Agreement shall provide for and encompass the following and other customary terms:

1.	Supplemental Disclosures. In consideration for the full settlement and release of all Released Claims (defined below), Dynegy will make supplemental disclosures (the “Supplemental Disclosures”) in a supplement to the Definitive Proxy Statement to be filed with the SEC on Form 8-K and as Definitive Additional Materials on Schedule 14A and will disseminate them to shareholders through the filing of a Form 8-K and Definitive Additional Materials on Schedule 14A with the SEC. Defendants acknowledge that the filing and prosecution of the Delaware Action and the Texas Action, discussions with Plaintiffs’ Counsel, and litigation efforts were the cause of the Supplemental Disclosures. The Supplemental Disclosures shall contain substantially similar information to that reflected in Exhibit A hereto.

2.	Certification of Class. The Settlement Agreement shall provide for the conditional certification in the Texas Action, for settlement purposes only, of a non-opt out class that includes any and all record and beneficial holders of Dynegy common stock, their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors in interest, predecessors, successors in interest, successors, and assigns, who held any such Dynegy common stock at any time between and including August 13, 2010 and the date of consummation of the Merger, but excluding Defendants and any firm, trust, corporation or other entity controlled by any Defendant (the “Class”).

3.

Representations of the Parties & Counsel. Defendants deny and continue to deny that they have committed or aided or abetted in the commission of any unlawful or wrongful act alleged in any of the Actions, and maintain that they diligently and scrupulously complied with their fiduciary duties (to the extent such duties exist), and are entering into this MOU solely because the proposed settlement will eliminate the burden of litigation. Plaintiffs’ Counsel believe that Plaintiffs’ claims have merit but that Defendants would assert legal and factual defenses to Plaintiffs’ claims such that, as a result, the terms of this MOU and the terms of the Settlement are fair, reasonable, adequate, and in the best interest of all members of the Class. Plaintiffs’ Counsel further represent that Plaintiffs have been continuous shareholders of Dynegy throughout the period referenced in paragraph 2 and that they have not assigned, encumbered, or otherwise transferred, in whole or in part, the claims in the Actions. Each of the undersigned attorneys affirms that he or she has been duly empowered and authorized to enter into this MOU and, for the purposes of this MOU, the Plaintiff in the Delaware Action authorizes Interim Class Counsel in the Texas Action to execute this MOU on its behalf.

4.	Stay Pending Court Approval. Pending negotiation, execution and Final Approval of the Settlement Agreement and Settlement by the Court, Plaintiffs agree to stay the proceedings in the Texas Action and the Delaware Action and not to initiate any other proceedings other than those incident to the Settlement itself. The Parties’ respective deadlines to respond to any filed or served pleadings or discovery requests are extended pending completion of the settlement proceedings. As used in this MOU, the term “Final Approval” of the Settlement means that the Court has entered a final order and judgment approving the Settlement, dismissing the Texas Action with prejudice on the merits and with each party to bear its own costs (except those costs set forth in paragraphs 6 and 7 below) and providing for such release language as set forth in paragraph 5 below, and that such final order and judgment is final and no longer subject to further appeal or review by the Texas Supreme Court, whether by affirmance on or exhaustion of any possible appeal or review, lapse of time or otherwise; provided, however, and notwithstanding any provision to the contrary in this MOU, Final Approval shall not include (and the Settlement is expressly not conditioned on) the approval of attorneys’ fees and the reimbursement of expenses to Plaintiffs’ Counsel as provided in paragraph 7 below, and any appeal related thereto. The Parties also agree to use their best efforts to prevent, stay or seek dismissal of or oppose entry of any interim or final relief in favor of any member of the Class in any other litigation against any of the Parties to this MOU that challenges the Settlement, the Proposed Transaction, including any transactions contemplated thereby, or otherwise involves, directly or indirectly, a Released Claim (defined below).

5.	Dismissal With Prejudice, Waiver & General Release. The Settlement Agreement shall provide, among other things:

a) for the full and complete discharge, dismissal with prejudice on the merits, settlement and release of, and a permanent injunction barring, any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), that Plaintiffs or any or all other members of the Class ever had, now have, or may have, whether direct, derivative, individual, class, representative, legal, equitable or of any other type, or in any other capacity, against any of the Released Parties (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule (including, but not limited to, any claims under federal securities laws, Sections 14(a) and 20(a) of the Exchange Act and the rules and regulations promulgated thereunder, or state disclosure law or any claims that could be asserted derivatively on behalf of Dynegy), which, now or hereafter, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, directly or indirectly, any of the Actions or the subject matter of any of the Actions (including the Federal Actions) in any court, tribunal, forum or proceeding, including, without limitation, any and all claims which are based upon, arise out of, relate in any way to, or involve, directly or indirectly, (i) the Proposed Transaction or the issuance of any securities in connection therewith, (ii) any deliberations or negotiations in connection with the Proposed Transaction, including the process of deliberation or negotiation by each of Dynegy, Blackstone, and NRG and any of their respective officers, directors or advisors, (iii) the consideration to be received by Class members in connection with the Proposed Transaction, (iv) the Preliminary Proxy Statement, the Definitive Proxy Statement, or any other disclosures, public filings, periodic reports, press releases, additional soliciting material, investor presentations, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the Proposed Transaction, including claims under the federal securities laws within the exclusive jurisdiction of the federal courts, Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (v) investments in (including, but not limited to, purchases, sales, exercises of rights with respect to and decisions to hold) securities issued by Dynegy, (vi) the fiduciary obligations of the Released Parties (defined below) in connection with the Proposed Transaction, (vii) the sale of certain Dynegy assets by Blackstone to NRG as contemplated by the Purchase and Sale Agreement dated August 13, 2010, or (viii) any of the allegations in any petition, complaint or amendment(s) thereto filed in any of the Actions (collectively, the “Released Claims”); provided, however, that the Released Claims shall not include the right to enforce this MOU or the Settlement or any claims for statutory appraisal in connection with the Proposed Transaction by Dynegy shareholders who properly perfect such appraisal claims and do not otherwise waive their appraisal rights;

b) whether or not each or all of the following persons or entities were named, served with process or appeared in any of the Actions, that “Released Parties” means (i) Dynegy Inc.; The Blackstone Group, L.P.; Blackstone Capital Partners V L.P.; Denali Parent Inc.; Denali Merger Sub Inc.; David W. Biegler; the Estate of and Personal Representatives of the Estate of Thomas D. Clark, Jr.; Victor Grijalva; Patricia A. Hammick; Holli Nichols; Howard B. Sheppard; William L. Trubeck; Bruce A. Williamson; and NRG Energy, Inc., (ii) any person or entity which is or was related to or affiliated with any or all of them or in which any or all of them has or had a controlling interest, and which is or was involved in the Proposed Transaction; and (iii) the respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, shareholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates, of each and all of the foregoing;

c) that “Unknown Claims” means any claim that Plaintiffs or any other member of the Class does not know or suspect exists in his, her or its favor at the time of the release of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into the Settlement. With respect to any of the Released Claims, the Parties stipulate and agree that upon Final Approval of the Settlement, Plaintiffs shall expressly and each member of the Class shall be deemed to have, and by operation of the final order and judgment by the Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which governs or limits a person’s release of unknown claims and/or is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Plaintiffs acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs, and by operation of law the members of the Class, to completely, fully, finally and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each and all of Defendants in entering into the Settlement Agreement;

d) that Defendants and their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, and any person or entity acting for or on behalf of or claiming under any of them, and each of them, shall fully, finally and forever release, settle and discharge Plaintiffs and Plaintiffs’ Counsel from any and all claims arising out of or relating to their filing and prosecution and settlement of the Actions (the “Release of Plaintiffs”); provided, however, that the Release of Plaintiffs shall not include Defendants’ rights to enforce the Settlement;

e) that all the Defendants have vigorously denied, and continue to vigorously deny, any wrongdoing or liability with respect to all claims asserted in the Actions, including that they have committed any violations of law, that they have acted improperly in any way, that they have any liability or owe any damages of any kind to Plaintiffs and/or the Class, and that any additional disclosures (including the additional disclosures made in the Supplemental Disclosures) are required under any applicable rule, regulation, statute, or law, but are entering into this MOU and will execute the Settlement Agreement solely because they consider it desirable that the Actions be settled and dismissed with prejudice in order to, among other things, (i) eliminate the burden, inconvenience, expense, risk and distraction of further litigation, (ii) finally put to rest and terminate all the claims that were or could have been asserted against Defendants in the Actions, and (iii) thereby permit the Proposed Transaction to proceed without risk of injunctive or other relief;

f) that Plaintiffs and their counsel believe that the claims they have asserted have legal merit, although they recognize that there are legal and factual defenses to the claims asserted in the Actions that Defendants have raised and might have raised throughout the pendency of the Actions, and that their claims were brought in good faith, but that they are entering into this MOU and will execute the Settlement Agreement because they believe the Settlement is fair, reasonable, adequate, and in the best interests of Plaintiffs, Dynegy, and the Class;

g) that all Defendants shall have the right to withdraw from the Settlement in the event that any court enjoins or otherwise precludes the Proposed Transaction. In the event that any claim related to the subject matter of any of the Actions, the Proposed Transaction, or the Released Claims is commenced or prosecuted against any of the Released Parties in any court prior to Final Approval of the Settlement, Plaintiffs shall cooperate with Defendants in Defendants’ efforts to secure the dismissal thereof (or a stay thereof in contemplation of dismissal following Final Approval of the Settlement);

h) for entry of a final and binding judgment (the “Judgment”) dismissing the Texas Action with prejudice (whether voluntary or involuntary) and, except as set forth in paragraphs 6 and 7 herein, without costs to any Party;

i) that, within five (5) business days of the entry of the Judgment and (1) the judgment has become final and unappealable, or (2) if the Judgment is appealed, all appeals and any subsequent proceedings on remand have been fully and finally resolved without any material effect on the terms of the Judgment, the Plaintiff in the Delaware Action shall file appropriate papers in the Delaware Action to dismiss the Delaware Action with prejudice (whether voluntary or involuntary), and without costs to any party therein; and

j) that the Settlement, including the payment of attorneys’ fees awarded by the Court is expressly conditioned upon the Proposed Transaction becoming effective under Delaware law.

6.	Notice. Dynegy shall be responsible for providing notice of the proposed Settlement to the members of the Class and Dynegy or its successor(s) in interest shall pay all reasonable costs and expenses incurred in providing notice of the Settlement to the members of the Class. NRG shall not be responsible for any such costs or expenses.

7.	Fees. Plaintiffs and Plaintiffs’ Counsel in the Texas Action and the Delaware Action intend to petition the Court in the Texas Action for an award of fees and expenses in connection with the litigation of the Texas and Delaware Actions (the “Proposed Fee”). As set forth in this MOU, including Paragraph 1, Defendants will not object to the filing of such a petition; however, as of the signing of this MOU, the Parties have been unable to reach an agreement as to a Proposed Fee amount. The Parties will continue to negotiate, and in the event they are unable to agree to a non-objectionable Proposed Fee amount to include in Plaintiff’s petition, Defendants reserve the right to object to the amount sought in such fee application on any and all applicable grounds. In either case, the petition for the Proposed Fee shall be Plaintiffs’ and/or Plaintiffs’ Counsel’s sole application for an award of fees or expenses in connection with any litigation concerning the Proposed Transaction. Neither Plaintiffs nor Plaintiffs’ Counsel shall make any application for an award of fees or expenses in any other action, including the Delaware Action.

Final resolution by the Court of the Proposed Fee petition shall not be a precondition to the dismissal of the Actions in accordance with the Settlement Agreement, and the Settlement Agreement shall provide that the Fee may be considered separately from the proposed Settlement. The Parties acknowledge and agree that any fees and expenses awarded by the Court in the Texas Action to Plaintiffs’ Counsel shall be paid solely by Dynegy or its successor(s) in interest within ten (10) business days after the later of (a) the entry of an order by the Court approving the Settlement, (b) the entry of an order by the Court awarding attorneys’ fees and expenses, (c) the entry of an order by the Delaware Court dismissing the Delaware Action, or (d) the consummation of the Proposed Transaction, notwithstanding the existence of any timely-filed objections to the Settlement or to the fees and expenses awarded, or potential for appeal from such objections, or collateral attack on the Settlement or any part thereof, subject to the joint and several obligation of Plaintiffs’ Counsel to refund, within ten (10) business days, all amounts received, if and when, as a result of any appeal and/or further proceeding on remand, or successful collateral attack, the fee or expense award is reduced or reversed or if the award order does not become final, if the Settlement itself is voided by any Party as provided herein or in the Settlement Agreement, or if the Settlement is later reversed by any court. NRG shall not be responsible for paying any such award.

8.	Approval. The Settlement Agreement, including the Proposed Fee, is subject to Court approval; provided, however, that the Court’s approval of the Settlement is not contingent on its approval of the Fee. The Parties will attempt in good faith and use their best efforts to negotiate and mutually agree promptly upon the content and form of all documentation as may be required to obtain Final Approval of the Settlement and dismissal of the Actions.

9.	Binding Effect. The Settlement is subject to the following: (a) the drafting and execution of a definitive Settlement Agreement (and such other documentation as may be required to obtain final approval by the Court of the Settlement) by the Parties; (b) Final Approval of the Settlement by the Court; (c) dismissal with prejudice of the Actions as to all members of the Settlement Class (including Plaintiff) and entry by the Court of a final order and judgment containing such release language as is contained in the Settlement Agreement; and (d) the consummation of the Proposed Transaction. This MOU shall be rendered null and void and of no force and effect in the event that the Court fails to grant Final Approval of the Settlement, or the Proposed Transaction, including the Merger, is not consummated for any reason. In any event of nullification of this MOU, the Parties shall be deemed to be in the position they were in prior to the execution of this MOU and the statements made herein and in connection with the negotiation of the MOU or the Settlement shall not be deemed to prejudice in any way the positions of the Parties with respect to any of the Actions, or to constitute an admission of fact of wrongdoing by any Party, shall not be used or entitle any Party to recover any fees, costs or expenses incurred in connection with any of the Actions, and neither the existence of this MOU nor its contents nor any statements made in connection with the negotiation of this MOU or any settlement communications shall be admissible in evidence or shall be referred to for any purpose in any of the Actions, or in any other litigation or judicial proceeding.

10.	No Admission. The fact of and provisions contained in this MOU, and all negotiations, discussions, actions and proceedings in connection with this MOU shall not be deemed or constitute a presumption, concession or an admission by any Party in any of the Actions, any signatory hereto or any Released Party of any fault, liability or wrongdoing or lack of any fault, liability or wrongdoing, as to any facts or claims alleged or asserted in any of the Actions, or any other actions or proceedings, and shall not be interpreted, construed, deemed, involved, invoked, offered or received in evidence or otherwise used by any person in any of the Actions, or any other action or proceeding, whether civil, criminal or administrative, except in connection with any proceeding to enforce the terms of this MOU. The fact of and provisions contained in this MOU, and all negotiations, discussions, actions and proceedings leading up to the execution of this MOU, are confidential and intended for settlement discussions only. If the Settlement does not receive Final Approval, the Parties shall revert to their respective litigation positions as if this MOU never existed.

11.

Choice of Law, Jurisdiction and Venue. THIS MOU, AND THE SETTLEMENT AGREEMENT AND SETTLEMENT CONTEMPLATED BY IT, AND ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO THIS MOU, THE SETTLEMENT AGREEMENT OR THE SETTLEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. EACH OF THE PARTIES (A) IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE COURT AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL

MAY BE TAKEN FROM THE COURT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS MOU, THE SETTLEMENT AND/OR THE SETTLEMENT AGREEMENT, (B) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH SUIT, ACTION OR PROCEEDING SHALL BE BROUGHT, HEARD AND DETERMINED EXCLUSIVELY IN THE COURT (PROVIDED THAT, IN THE EVENT THAT JURISDICTION IS UNAVAILABLE IN THE COURT, THEN ALL SUCH CLAIMS SHALL BE BROUGHT, HEARD AND DETERMINED EXCLUSIVELY IN ANY OTHER STATE OR FEDERAL COURT SITTING IN HARRIS COUNTY, TEXAS), (C) AGREES THAT IT SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM SUCH COURT, AND (D) AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS MOU, THE SETTLEMENT AND/OR THE SETTLEMENT AGREEMENT IN ANY OTHER COURT. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the Parties further agrees to waive any bond, surety or other security that might be required of any other party with respect to any action or proceeding, including an appeal thereof. Each of the Parties further consents and agrees that process in any suit, action or proceeding may be served on such Party by certified mail, return receipt requested, addressed to such Party or such Party’s registered agent in the state of its incorporation or organization, or in any other manner provided by law, and in the case of Plaintiff by giving such written notice to Interim Class Counsel Harry P. Susman, Susman Godfrey, L.L.P., 1000 Louisiana Street, Suite 5100, Houston, Texas, 77002.

12.	Miscellaneous. This MOU constitutes the entire agreement among the Parties with respect to the subject matter hereof, supersedes all written or oral communications, agreements or understanding that may have existed prior to the execution of this MOU, and may be modified or amended only by a writing signed by the signatories hereto. This MOU shall be binding upon and inure to the benefit of the Parties and their respective agents, executors, heirs, successors and assigns; provided, that no party shall assign or delegate its rights or responsibilities under this MOU without the prior written consent of the other parties hereto. The Released Parties who are not signatories hereto shall be third party beneficiaries under this MOU entitled to enforce this MOU in accordance with its terms. This MOU may be executed in multiple counterparts by any of the signatories hereto, each of whom represents and warrants that they have the authority from their clients to enter into this MOU, including by facsimile, and so executed shall constitute one agreement.

[Signatures Appear On The Following Page]

/s/ Charles W. Schwartz

Charles W. Schwartz

State Bar No. 17861300

Noelle M. Reed

State Bar No. 24044211

Heather A. Lohman

State Bar No. 24027008

SKADDEN, ARPS, SLATE,

        MEAGHER & FLOM LLP

1000 Louisiana, Suite 6800

Houston, TX 77002

Tel: (713) 655-5160

Fax: (713) 483-9160

ATTORNEYS FOR BRUCE A.

WILLIAMSON, DAVID W. BIEGLER,

PATRICIA A. HAMMICK, HOWARD B.

SHEPPARD, WILLIAM L. TRUBECK, AND

DYNEGY INC.

OF COUNSEL: Bruce D. Angiolillo Jonathan K. Youngwood SIMPSON THACHER & BARTLETT LLP 425 Lexington Avenue New York, NY 10017 Telephone: 212-455-2000

/s/ Kathy D. Patrick

Kathy D. Patrick

State Bar No. 15581400

GIBBS & BRUNS LLP

Brian T. Ross

State Bar No. 24037395

1100 Louisiana, Suite 5300

Houston, TX 77002

Tel: (713) 650-8805

Fax: (713) 750-0903

COUNSEL FOR DEFENDANTS THE

BLACKSTONE GROUP L.P., BLACKSTONE

CAPITAL PARTNERS V L.P., DENALI

PARENT INC. AND DENALI MERGER SUB INC.

/s/ David D. Sterling

David D. Sterling

State Bar No. 19170000

Danny David

State Bar No. 24028267

BAKER BOTTS LLP

One Shell Plaza

910 Louisiana Street

Houston, TX 77002-4995

Tel: (713) 229-1234

Fax: (713) 229-1522

ATTORNEYS FOR NRG ENERGY INC.

/s/ Harry P. Susman

Harry P. Susman

State Bar No. 24008875

Katherine Ginzburg Treistman

State Bar No. 00796632

SUSMAN GODFREY LLP

1000 Louisiana, Suite 5100

Houston, TX 77002-5096

Tel: (713) 651-9366

Fax: (713) 654-6666

INTERIM CLASS COUNSEL FOR PLAINTIFF

OF COUNSEL: Sidney S. Liebesman (# 3702) LABATON SUCHAROW LLP One Commerce Center 1201 N. Orange Street, Suite 801 Wilmington, DE 19801 Telephone: (302) 573-2530

/s/ Michael W. Stocker

Michael W. Stocker

Christopher J. Keller

Ethan D. Wohl

LABATON SUCHAROW LLP

140 Broadway

New York, NY 10005

Tel.: (212) 907-0700

Fax: (212) 883-7082

INTERIM CO-LEAD COUNSEL FOR PLAINTIFFS

James S. Notis GARDY & NOTIS, LLP 560 Sylvan Avenue Englewood Cliffs, NJ 07632 Telephone: (201) 567-7377 CO-LEAD COUNSEL FOR PLAINTIFFS